Exhibit 4.15

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of September 30, 1999, by and between Ventas, Inc., a Delaware corporation (the “Company”), and Debra A. Cafaro (the “Executive”).

RECITALS

A. In connection with the Employment Agreement dated March 5, 1999 by and between the Company and the Executive (the “Employment Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Executive one hundred thousand (100,000) shares of common stock of the Company (the “Restricted Shares”) and to grant to the Executive options (“Options”) entitling the Executive to purchase five hundred thousand (500,000) shares of the common stock of the Company (the “Option Shares”). The Restricted Shares and the Option Shares are collectively referred to herein as the “Shares”.

B. To induce the Executive to execute and deliver the Employment Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

AGREEMENTS

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Holder” means any person or entity deemed to be a holder of Registrable Securities under this Agreement including, without limitation, the Executive and any successor or assign of the Holder.

(b) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement (as herein defined) or Registration Statements in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(c) “Registrable Securities” means the Restricted Shares and the Option Shares and any shares of capital stock issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Restricted Shares, the Option Shares or any other Registrable Securities, but excluding shares of capital stock which would otherwise be Registrable Securities (i) that have been disposed of under a Registration Statement or any other effective registration statement or (ii) held by the Holder if all such shares are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold immediately in one transaction in accordance with the limitations contained in Rule 144(e)(1)(i) under the Securities Act.

(d) “Registration Statement” means a registration statement of the Company under the Securities Act pursuant to the provisions of this Agreement.

1.2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.

ARTICLE II
REGISTRATION

2.1. (a) Demand Registration. If at any time the Company shall receive from the Executive a demand (a “Demand”) in writing, including all the information required in subsection (b), to effect the registration under the Securities Act of a number of Registrable Securities which, based on the then market value, shall have an aggregate value of not less than five hundred thousand dollars ($500,000), the Company shall use its best efforts to effect, as expeditiously as possible, the registration on are appropriate form under the Securities Act of the Registrable Securities (the “Demand Registration”); provided, however that the Company shall not be obligated to effect more than one (1) Demand Registration in any six (6) month period, and that the Company shall not be required to effect more than three (3) Demand Registrations in aggregate pursuant to this Section 2.1(a). A Registration Notice shall include the information set forth in the applicable request (the “Request”) and indicate the number of Registrable Securities a Holder may request to be registered.

(a) Content of Request. A Request shall specify the aggregate number of Registrable Securities intended to be offered and sold by the Executive, shall describe the nature and method of the proposed offer and sale thereof, and shall contain an undertaking by the Executive to cooperate with the Company to comply with all applicable requirements of the Securities Act and the rules and regulations thereunder and to obtain acceleration of the effective date of the Registration Statement. The Company shall not be required to file more than one (1) Registration Statement pursuant to a Request in any six (6) month period and shall not be required to file any registration statement pursuant to a Request within one hundred twenty (120) days after the effective date of any Registration Statement filed by the Company under this Article II, if such Registration Statement covered all shares of Common Stock that the Executive shall have requested to be so registered pursuant to Article II.

2.2. Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2.1 hereof involves an underwritten offering, the Executive, shall have the right to select a total of one legal counsel to represent the Executive and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

2.3. Best Efforts. The Company shall use its best efforts to cause each Registration Statement required to be filed pursuant to Section 2.1 hereof to become effective as soon as practicable.

2.4. Priority on Demand Registrations. The Company shall be entitled to include in any Registration Statement referred to in Section 2.1 hereof, for sale in accordance with the method of disposition specified by the Holder, shares of common stock to be sold by the Company for its own account or by other shareholders of the Company for their account. Nonetheless, whether or not the Company desires to include any such additional shares in a Demand Registration, if such method of disposition is an underwritten public offering the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which Executive has requested inclusion hereunder as the underwriter shall permit, and the shares registered shall be selected in the following order of priority: (i) first, Registrable Securities covered by the Request, (ii) second, securities the Company proposes to sell and (iii) third, other securities requested to be included in such registration.

2.5. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form 5-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to Executive written notice of such determination and, if within fifteen (15) days after the date of such notice, Executive shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities that Executive requests to be registered, provided, however, that the Company shall not be required to include Registrable Securities in the securities to be registered pursuant to a registration statement on any form which limits the amount of securities which may be registered by the issuer and/or selling securityholders if, and to the extent that, such inclusion would make the use of such form unavailable. If, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which Executive has requested inclusion hereunder as the underwriter shall permit. The Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement. No right to registration of Registrable Securities under this Section 2.5 shall be construed to limit any registration required under Section 2.1 or 3.2 hereof. If an offering in connection with which a Holder is entitled to registration under this Section 2.5 is an underwritten offering, then each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of common stock included in such underwritten offering.

ARTICLE III
OBLIGATIONS OF THE COMPANY

In connection with the registration of the Registrable Securities, the Company shall have the following obligations with respect to each Registration Statement required to be filed pursuant to Article II:

3.1. Upon receipt of a Request pursuant to Section 2.1 hereof, the Company shall prepare promptly and file with the SEC the Registration Statement, and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, and keep the Registration Statement effective until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold (and no further Registrable Securities may be issued in the future) and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Executive) may be immediately sold to the public without registration and without reference to the availability of current public information, restrictions on the number of Registrable Securities to be sold, restrictions on the number of buyers and notice to the SEC, whether pursuant to Rule 144 or otherwise (the “Registration Period”). Notwithstanding anything to the contrary contained herein, the filing of a Registration Statement may be delayed (a “Permitted Blackout”) for a period not to exceed sixty (60) days if (i) the Company is contemplating a public offering of its securities and, in the judgment of the managing underwriter thereof (or the Company if such offering is not underwritten) such filing would have a material adverse effect on the contemplated offering, (ii) the Company is in possession of material non-public information that it deems advisable not to disclose in a Registration Statement or is engaged in active negotiations or planning for a merger or acquisition or disposition transaction, or (iii) the Company is engaged in any program for the repurchase of common stock or other securities of the Company; provided, however, that (i) no more than two (2) such Permitted Blackouts may be imposed during any period of twelve (12) consecutive months and (ii) the aggregate duration of all Permitted Blackouts during any period of twelve (12) consecutive months shall be no more than ninety (90) business days. The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.2. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and available for use at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period or, if earlier, such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. The Company shall cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof

3.3. The Company shall furnish to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel (a) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2.1, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned (or to be owned) by such Holder.

3.4. The Company shall (a) register and qualify the Registrable Securities covered by the Registration Statement under securities laws of such jurisdictions in the United States as each Holder who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof and availability for use during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

3.5. In the event the Executive selects underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

3.6. As soon as practicable after becoming aware of such event, the Company shall notify the Executive of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and prepare as soon as possible a supplement or amendment to the Registration Statement (and make all required filings with the SEC) to correct such untrue statement or omission, and the Company shall simultaneously (and thereafter as requested)

deliver such number of copies of such supplement or amendment (or other applicable document) to each Holder as such Holder may request in writing.

3.7. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and the Company shall immediately notify by facsimile each Holder (at the facsimile number for such Holder set forth on the signature page hereto) who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

3.8. The Company shall permit a firm of counsel designated by the Executive to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

3.9. The Company shall make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

3.10. If the offering is underwritten, at the request of any Holder, the Company shall furnish, on the date of effectiveness of the Registration Statement and thereafter from time to time on such dates as Executive may reasonably request (a) an opinion, dated as of such applicable date, from counsel representing the Company addressed to the Executive and in form, scope and substances as is customarily given in an underwritten public offering and (b) a letter, dated as of such applicable date, from the Company’s independent certified public accountants addressed to the Executive and in form, scope and substance as customarily given to underwriters in an underwritten public offering.

3.11. The Company shall make available for inspection by (i) any Holder, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants retained by the Holders, and (iv) one firm of attorneys retained by all such underwriters (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, if any, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Holder) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified in writing, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or is otherwise required by applicable law or legal process or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Holder).

The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and reasonable substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.11. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit a Holder’s ability to sell Registrable Securities in a manner which is consistent with applicable laws and regulations.

3.12. The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (e) such Holder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.13. The Company shall cause the listing and the continuation of listing of all the Registrable Securities covered by the Registration Statement on the New York Stock Exchange or any exchange thereafter which becomes the primary market and cause the Registrable Securities to be quoted or listed on each additional national securities exchange or quotation system upon which the Common Stock is then listed or quoted.

3.14. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

3.15. The Company shall cooperate with the Executive or with any successors or assigns thereof who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Executive or her successors or assigns may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Executive or her successors or assigns may request.

3.16. At the request of any Holder, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a

Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to reflect any change in the plan of distribution as set forth in such Registration Statement.

3.17. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities covered by the Registration Statement and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”, as mended, and the rules and regulations promulgated by the SEC).

3.18. The Company shall take all such other actions as any Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

ARTICLE IV
OBLIGATIONS OF THE HOLDERS

In connection with the registration of the Registrable Securities, each Holder shall have the following obligations:

4.1. Each Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as shall be required to effect the registration of such Registrable Securities. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder.

4.2. Each Holder, by accepting the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from the Registration Statement.

4.3. Each Holder whose Registrable Securities are included in a Registration Statement understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement, and each such Holder shall use its reasonable efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale and shall comply with the provisions of Regulation M, as promulgated by the SEC under the Securities Act.

4.5. Each Holder agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.6, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or advice that a supplement or amendment is not required and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder’s possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Holder’s obligations under this paragraph shall in no way limit the Company’s obligations under this Agreement or Holder’s rights or remedies against the Company with respect to any breach or threatened breach by the Company of any such obligations. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice to the date when the Company shall make available to the Holders of Registrable Securities covered by such Registration Statement a prospectus supplemented or amended to conform with the requirements of Section 3.6 hereof.

4.6. Without limiting a Holder’s rights under Section 2.1 or 3.2 hereof, no Holder may participate in any underwritten distribution hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting agreements in usual and customary form entered into by the Company pursuant to Section 3.5 hereof and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

4.7. Each Holder agrees not to effect unless and to the extent the underwriters managing the registered public offering otherwise agree any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to (provided that each Holder receives a notice from the Company of the commencement of such 7-day period) and the ninety (90) day period beginning on the effective date of any underwritten demand registration or any underwritten piggyback registration (i) in which the Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree, and (ii) which includes all Registrable Securities which such Holder requests to be included. In addition, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to (provided that the Company receives notice of the commencement of such 7-day period) and the 90-day period beginning on the effective date of any underwritten demand registration or any underwritten piggyback registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its reasonable best efforts to cause each of the Company’s officers and directors who hold common stock or any securities convertible into or exercisable for common stock, to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree. The Company shall not take any action which would have the effect of forbidding a Holder from effecting a public sale or distribution pursuant to this Section 4.7 for more than an aggregate of 180 calendar days during any twelve month period.

ARTICLE V
EXPENSES OF REGISTRATION

All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Holders pursuant to Section 2.2, hereof shall be borne by the Company.

ARTICLE VI
INDEMNIFICATION

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

6.1. To the extent permitted by law, the Company will indemnify, hold harmless and defend (a) each Holder who holds such Registrable Securities, (b) each underwriter of Registrable Securities and (c) the directors, officers, partners, members, employees, agents and persons who control any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any, (each, an “Indemnified Person”), against any losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries whether or not in any court, before any administrative body or by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse each such Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (x) shall not apply to an Indemnified Person with respect to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by a Holder pursuant to Article IX.

6.2. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors and officers (including each director or officer who signs the Registration Statement), its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement, together with its directors, officers and members, and any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (such an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that a Holder shall be liable under this Agreement (including this Section 6.2 and Article VII) for only that amount as does not exceed the net proceeds actually received by such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by a Holder pursuant to Article IX. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus. Notwithstanding anything to the contrary contained herein, the obligations of the Executive to indemnify pursuant to this Article VI and her other obligations, if any, hereunder, are limited to (and may be exercised only against) the total cash proceeds of the Securities.

6.3. Promptly after receipt by an Indemnified Person or Indemnified Party under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Holders holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Executive if she holds Registrable Securities included in such Registration Statement), if the Holders are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article VI, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

ARTICLE VII
CONTRIBUTION

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law; provided, however, that (i) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person of Registrable Securities who was not guilty of such fraudulent misrepresentation, (ii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities and (iii) contribution shall be in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

ARTICLE VIII
REPORTS UNDER THE EXCHANGE ACT

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

8.1. File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

8.2. Furnish to each Holder so long as such Holder holds Registrable Securities or Options, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

ARTICLE IX
ASSIGNMENT OF REGISTRATION RIGHTS

The rights and obligations of the Executive under this Agreement, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be transferred pro rata by the Executive or any successors or assigns thereof to any private holder of Common Stock and shall be automatically assigned by each Holder to any transferee of all or any portion of the Options or the Registrable Securities if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, (d) the number of shares of Registrable Securities transferred to the transferee by the Holder (including, for this purpose, the number of shares of Common Stock into which transferred Options, if any, may be exercised) equals or is greater than ten thousand (10,000) shares of Common Stock, and (e) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein. The rights of a Holder hereunder with respect to any Registrable Securities or Options not transferred shall not be assigned by virtue of the transfer of other Registrable Securities and shall be retained by the Holder of such Registrable Securities.

ARTICLE X
AMENDMENT OF REGISTRATION RIGHTS

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Executive and Holders who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Article X shall be binding upon each Holder and the Company. Notwithstanding the foregoing, no amendment or waiver shall retroactively affect any Holder without its consent or prospectively adversely affect any Holder who no longer owns any Options or Registrable Securities without its consent. No amendment or waiver may adversely affect one or more Holders or group of Holders vis-a-vis any other Holder or group of Holders. Neither Article VI nor Article VII hereof may be amended or waived in a manner adverse to a Holder without its consent.

ARTICLE XI
MISCELLANEOUS

11.1. A person or entity is deemed to be a holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities (or the Options which may be exercised for Registrable Securities). If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or Options).

11.2. Any notices herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by machine-generated confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

Ventas, Inc.
4360 Brownsboro Road, Suite 115
Louisville, KY 40207-1642
Attention: General Counsel
Fax #: (502) 357-9001

If to Executive:

Debra A. Cafaro
248 South Avenue
Glencoe, Illinois 60022

with a copy to:

Altheimer & Gray
10 South Wacker Drive, Suite 4000
Chicago, Illinois 60606
Attention: Richard F. Levy, P.C. and Peter H. Lieberman
Fax #: (312) 715-4800

and with a copy to:

Debra A. Cafaro
Ventas, Inc.
4360 Brownsboro Road, Suite 115
Louisville, KY 40207-1642
Fax #: (502) 357-9029

and if to any other Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11.2.

11.3. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.4. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the federal courts located in the State of Delaware and the state courts of the State of Delaware located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that service of process upon the parties hereto mailed by first class mail shall be deemed in every respect effective service of process upon each such party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

11.5. This Agreement and the Employment Agreement (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Employment Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

11.6.
Subject to the requirements of Article IX hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary contained herein, including, without limitation, Article IX, the rights of a Holder hereunder shall be assignable to and exercisable by a bona fide plegee of the Registrable Securities in connection with a Holder’s margin or brokerage accounts.

11.7.	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.8.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

11.9.
Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.10.	If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

*    *    *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

VENTAS, INC.

By:	/s/ W. Bruce Lunsford
Name: W. Bruce Lunsford
Title: Chairman

EXECUTIVE:

/s/    Debra A. Cafaro

Debra A. Cafaro

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